Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 25, 2006, by and among SIRVA, Inc., a Delaware corporation (the “Company”), ValueAct Capital Master Fund, L.P., a British Virgin Islands limited partnership (“ValueAct Capital”) and MLF Offshore Portfolio Company, L.P., a limited partnership (“MLF” and together with ValueAct Capital, each a “Buyer” and together the “Buyers”).

WHEREAS:

A.            The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            The Company has authorized a series of 10% senior convertible notes due 2011 (individually a “Note”, collectively the “Notes”) of the Company in the form attached hereto as Exhibit A, which Notes shall be convertible into shares of convertible perpetual preferred stock of the Company designated as 8.00% Convertible Perpetual Preferred Stock (“Convertible Preferred Stock”), in accordance with the terms and conditions of the Notes.

C.            The Company has authorized the Convertible Preferred Stock, which Convertible Preferred Stock shall be convertible into common stock (“Common Stock”), par value $0.01 per share (as converted, the “Conversion Shares”), of the Company, the Convertible Preferred Stock having such voting powers, preferences and other special rights and the qualifications, limitations or restrictions as set forth in the Certificate of Designations of the Convertible Preferred Stock, which shall be in the form attached hereto as Exhibit B (“Convertible Preferred Stock Certificate of Designations”).

D.            The Company has authorized a series of preferred stock of the Company, designated as Series A Preferred Stock (“Preferred Voting Stock”), having such voting powers, preferences and other special rights and the qualifications, limitations or restrictions as set forth in the Certificate of Designations of the Preferred Voting Stock, which shall be in the form attached hereto as Exhibit C (“Preferred Voting Stock Certificate of Designations”, and together with the Convertible Preferred Stock Certificate of Designations, the “Certificates of Designations”).

E.             The Notes shall automatically convert into Convertible Preferred Stock upon majority shareholder approval of the issuance of the Convertible Preferred Stock and conversion of the Notes into Convertible Preferred Stock.

F.             ValueAct Capital wishes to purchase and the Company wishes to sell, upon the terms and conditions stated in this Agreement, Notes in the principal amount of $60,000,000 and one share of Preferred Voting Stock.

G.            MLF wishes to purchase and the Company wishes to sell, upon the terms and conditions stated in this Agreement, Notes in the principal amount of $15,000,000.

H.            In connection with the appointment of the Note Directors (as defined herein) and the issuance of the Preferred Voting Stock, the Company will review the size and composition of the Board of Directors of the Company (“Board of Directors”) to assess whether any changes are desirable.

I.              Subsequent to the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Convertible Preferred Stock and the Conversion Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

J.             The Notes, the Convertible Preferred Stock, the Preferred Voting Stock and the Conversion Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE , the Company and the Buyers hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES AND PREFERRED VOTING STOCK.

(a)           Purchase of Notes and Preferred Voting Stock. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below,(i) the Company shall issue and sell to ValueAct Capital and ValueAct Capital agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes in the amount of $60,000,000 (“Principal Amount”) and one (1) share of Preferred Voting Stock and (ii) the Company shall issue and sell to MLF and MLF agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes in the amount of $15,000,000.

(b)           Issuance of Preferred Voting Stock. The share of Preferred Voting Stock shall be issued to ValueAct Capital on the Closing Date (as defined in Section 1(c)), unless the parties determine that a filing (“HSR Filing”) is necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR”) prior to the acquisition by ValueAct Capital of the Preferred Voting Stock. If the Company and ValueAct Capital determine that an HSR Filing is necessary, the share of Preferred Voting Stock shall be issued to ValueAct Capital as soon as practicable after the expiration or the early termination of the applicable HSR waiting period, but in no event later than three Business Days after such time.

(c)           Closing. The date and time of the closing (the “Closing”) shall be 10:00 a.m., New York City Time, at the offices of Dechert LLP, 2929 Arch Street, Philadelphia, Pennsylvania 19104, immediately following notification of satisfaction (or waiver) of the conditions to the Closing set forth in Section 6 below or on a date to be mutually agreed to by the Company and the Buyer (“Closing Date”). This Agreement shall be executed by the Company and the Buyers prior to the Closing.

(d)           Termination. If the Closing does not occur prior to 5:00 p.m. New York City time on September 29, 2006, this Agreement shall automatically terminate (“Closing Deadline”).

(e)           Purchase Price. The purchase price of the Notes and the Preferred Voting Stock to be purchased by ValueAct Capital at the Closing shall be $60,000,000 and $1, respectively, and the purchase price of the Notes purchased by MLF at the Closing shall be $15,000,000 (as to each Buyer’s respective amount, the “Purchase Price”).

(f)            Purchase Price Default. If any Buyer (“Defaulting Buyer”) shall default in its obligation to pay the Purchase Price, the non-defaulting Buyer (“Non-Defaulting Buyer”) shall have the option (“Additional Purchase Option”) to purchase the Securities offered to the Defaulting Buyer at the Purchase Price of the Defaulting Buyer.

(g)           Deliveries. At the Closing Date, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Buyers shall deposit cash in an amount equal to their Purchase Price for the Securities to be sold to the Buyers, by wire transfer of immediately available funds to the Company in accordance with wire instructions previously provided by the Company. At the Closing, subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall deliver to the Buyers the Notes in the aggregate principal amount equal to the Purchase Price, duly executed on behalf of the Company by manual or facsimile signature, dated as of the Closing Date and registered in the name of the respective Buyer or its designee.

2.             BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally, not jointly, represents and warrants to and covenants with the Company that:

(a)           No Public Sale or Distribution. The Buyer is(i) acquiring the Notes (and in the case of ValueAct Capital, the Preferred Voting Stock) and (ii) upon conversion of the Notes will acquire the Convertible Preferred Stock issuable upon conversion of the Notes, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer is acquiring the Securities hereunder in the ordinary course of its business. The Buyer presently does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(b)           Accredited Investor Status. The Buyer is an “accredited investor” (as that term is defined in Rule 501(a) of Regulation D). The Buyer, taking into account the personnel and resources it can practically bring to bear on the purchase of the Notes (and in the case of ValueAct Capital, the Preferred Voting Stock) contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in debt and equity securities presenting an investment decision like that involved in the purchase of the Notes (and in the case of ValueAct Capital, the Preferred Voting Stock). The Buyer is able to bear the economic risk of an investment in the Securities.

(c)           The Buyer acknowledges that (a) it has conducted its own investigation of the Company and the terms of the Securities, (b) it has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary to make its decision to purchase the Securities, and (c) it has been offered the opportunity to ask questions of the Company and, if asked questions, received answers thereto, as it deemed necessary in connection with the decision to purchase the Securities.

(d)           The Buyer, its affiliates and any of its and their directors, officers, employees, agents, advisors and controlling persons are aware that the U.S. securities laws prohibit any person that has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedging transactions involving such securities) or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such other person is likely to purchase or sell securities.

(e)           The Buyer has not solicited offers for, or offered or sold, and will not solicit offers for, or offer to sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the 1933 Act or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act.

(f)            The Buyer acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities in any jurisdiction outside the United States where action for that purpose is required. The Buyer will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells, or delivers Securities at its own expense.

(g)           The Buyer understands that nothing in this Agreement, the Company’s public filings with the SEC or any other materials presented to the Buyer in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Buyer has consulted such legal, tax and investment advisors and made its own assessments as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

(h)           Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities. The Buyer agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Securities are no longer accurate, the Buyer shall promptly notify the Company. The Buyer hereby consents to such reliance.

(i)            Transfer or Resale. The Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not, directly or indirectly, be offered for sale, sold, assigned, transferred or otherwise disposed unless (A) subsequently registered thereunder, (B) the Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, (C) transferred to an Affiliate (as defined in Rule 144, an “Affiliate”) of the Buyer that certifies that it is an Accredited Investor (as defined in Rule 501(a) of Regulation D under the 1933 Act) or (D) in the case of a sale pursuant to Rule 144, the Buyer provides the Company with reasonable assurance, including any reasonably requested opinion of counsel, that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Buyer will, and each subsequent holder of the Notes is required to, notify any subsequent purchaser of the Securities of the resale restrictions in this section and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(j)            Legends. The Buyer understands that the certificates or other instruments representing the Notes, the Preferred Voting Stock and, until such time as the resale of the Convertible Preferred Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Convertible Preferred Stock, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following forms (and a stop-transfer order may be placed against transfer of such stock certificates):

Convertible Preferred Stock/Notes legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IF THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM

REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

Preferred Voting Stock legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IF THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (V) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT, NOTWITHSTANDING THE FOREGOING, THIS SECURITY MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE TERMS OF THE

CERTIFICATE OF DESIGNATIONS GOVERNING THE SERIES A PREFERRED STOCK FILED WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE.

The applicable legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) upon transfer such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such legend is not required under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144(k).

(k)           Validity; Enforcement. This Agreement and each of the other Transaction Documents to which the Buyer is a party has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

(l)            No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and each of the other Transaction Documents to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Buyer as follows:

(a)           Subsidiaries. Except (i) for directors’ qualifying shares or foreign national qualifying capital stock, if applicable, (ii) as otherwise disclosed in the Exchange Act Filings, or (iii) as pledged to secure indebtedness of the Company and/or its subsidiaries pursuant to credit facilities, indentures and other instruments evidencing Indebtedness as contemplated by the Company’s Exchange Act Filings and existing or to be entered into on the Closing Date, the Company owns, directly or indirectly, the capital stock or comparable equity interests of each Subsidiary free and clear of any Lien (as defined in Section 3(f) below) and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. For purposes of this Agreement, “Subsidiary” means a direct or indirect Significant Subsidiary (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of the Company. For purposes of this Agreement,

“Exchange Act Filings” means the Company’s public filings on Form 10-K, 10-Q and 8-K, including any amendments thereto.

(b)           Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, do not and could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any provisions of the Transaction Documents, (ii) reasonably be expected to have or result in a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its material obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”). For purposes of this Agreement, “Transaction Documents” means, collectively, this Agreement, the Note, the Registration Rights Agreement, and each of the other documents entered into or delivered by the parties hereto in connection with the transactions contemplated by this Agreement.

(c)           Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the creation of the Preferred Voting Stock series and the reservation for issuance of the Preferred Voting Stock issuable in accordance with this Agreement, the creation of the Convertible Preferred Stock series and the reservation for issuance of the Convertible Preferred Stock issuable upon conversion of the Notes and the issuance of the Conversion Stock upon conversion of the Convertible Preferred Stock, have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders, except for stockholder consent relating to the Conversion Event. Each of the Transaction Documents has been duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)           No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the creation and issuance of the Convertible Preferred Stock series, the reservation for issuance of the Convertible Preferred Stock issuable upon conversion of the Notes and the issuance of the Conversion Stock upon conversion of the Convertible Preferred Stock, do not and will not (i)

conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of the Company or a Subsidiary or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, except to the extent that such conflict, default or termination right has not had, and could not reasonably be expected to have, a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the “Principal Market”) or any other self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected, except to the extent that such violation has not had, and could not reasonably be expected to have, a Material Adverse Effect.

(e)           Consents. Except for filing a Supplemental Listing Application with the Principal Market to list the Conversion Shares (“the Listing Application”) or as provided in the Transaction Documents, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been, or will be, obtained or effected on or prior to the Closing Date or the applicable deadlines specified in the Transaction Documents, except the Listing Application which will be filed with the Principal Market prior to the issuance of the Conversion Shares. The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

(f)            Issuance of the Securities. The Securities and the Common Stock to be paid as Common Stock Interest (as that term is defined in the Note) if necessary are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable (if applicable), free and clear of all liens, charges, claims, security interests, encumbrances, rights of first refusal or other restrictions (“Liens”) and shall not be subject to preemptive rights or similar rights of stockholders. As of the date hereof, the Company shall have reserved from its duly authorized capital stock at least 75,000 shares of Convertible Preferred Stock, 1 share of Preferred Voting Stock and the number of shares of Conversion Stock issuable upon conversion of the Convertible Preferred Stock (assuming for purposes hereof, that the Convertible Preferred Stock is convertible at the Conversion Price (as defined in the Convertible Preferred Stock Certificate of Designation)).

(g)           Exchange Act Filings. The Company’s Exchange Act Filings that are publicly filed as of the date hereof, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company notes that as of the date hereof, it has previously restated prior financial statements in its Form 10-K for the year ended December 31, 2004 (the “2004 10-K”), and has since indicated that the 2004 10-K should not be relied upon and it has not filed, and does not intend to file prior to the date hereof, with the SEC its annual report for the year ended December 31, 2005 and its quarterly reports for its fiscal quarters ended March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006 and June 30, 2006, and in connection with the purchase of the Securities the Buyers will not have access to the information that would have been contained in such annual and quarterly reports.

(h)           Financial Statements. Subject to the qualifications and limitations set forth in the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2006, the Company’s preliminary unaudited consolidated balance sheets as of December 31, 2004 (as restated) and December 31, 2005, and the related preliminary unaudited consolidated statements of income and of cash flows for each of the fiscal years ended December 31, 2003 (as restated), December 31, 2004 (as restated) and December 31, 2005 (the “Preliminary Unaudited Financial Statements”) included therein, present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as of and for the dates thereof and for the periods then ended; such Preliminary Unaudited Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein.

(i)            Capitalization. As of the date hereof, the capital stock of the Company consists of 500,000,000 shares of Common Stock, 73,955,263 which are outstanding, and 50,000,000 shares of preferred stock shares, none of which are outstanding. There has been no material change in the Company’s capitalization since December 31, 2004, other than the creation and authorization of the Convertible Preferred Stock and the Preferred Voting Stock. All outstanding shares of capital stock are duly authorized. All outstanding shares of Common Stock are validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws. Except as disclosed in Exchange Act Filings, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Buyers) and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the 1934 Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock, ignoring for such purposes any limitation on the number of shares of Common Stock that may be owned at any single time, other than Clayton, Dubilier & Rice, Inc. and the Buyers hereunder.

(j)            Material Changes. Since December 31, 2004, except as specifically disclosed in the Exchange Act Filings: (A) there has been no event, occurrence or development that, individually or in the aggregate, has resulted in, or that could reasonably be expected to result in, a Material Adverse Effect, (B) the Company has not incurred any liabilities (contingent or otherwise) other than (1) transactions in the ordinary course of business consistent with past practice (including, without limitation, investments in and incurrence of obligations on behalf of new or existing partner companies in the ordinary course of business consistent with past practice) and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (C) the Company has not altered its method of accounting or the identity of its auditors, (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (E) the Company has not sold any assets, individually or in the aggregate, in excess of $50,000, (F) there has not occurred any material adverse change in the condition, financial or otherwise, or in the business prospects, earnings, or business affairs of the Company and its Subsidiaries, taken as a whole and (G) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans that in the case of (A) through (G) would require disclosure in Exchange Act Filings.

(k)           Indebtedness.

(i)            Except as disclosed in the Exchange Act Filings, or incurred in the ordinary course of business, to the best of the Company’s knowledge, neither the Company nor any of its Subsidiaries has any outstanding Indebtedness in excess of $1,000,000 in the aggregate. Except as disclosed in the Exchange Act Filings or incurred in the ordinary course of business, to the best of the Company’s knowledge, no Indebtedness of the Company individually in excess of $1,000,000 is senior to or ranks pari passu with the Note in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ii)           For purposes of this Agreement “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all

Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (z) “Contingent Obligation” means, as to any Person, any known direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, of another Person.

(l)            Absence of Litigation. Except for two lawsuits brought by the Owner-Operator Independent Drivers Association against Allied Van Lines, Inc. and North American Van Lines, Inc. or as disclosed in the Exchange Act Filings, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(m)          Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator, governmental body or exchange or automated quotation system on which any of the securities of the Company are listed or designated, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as, individually or in the aggregate, has not had or resulted in, or could not reasonably be expected to have or result in, a Material Adverse Effect.

(n)           Title to Assets. Except as disclosed in Exchange Act Filings, the Company and the Subsidiaries have good and valid title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property, do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and, individually or in the aggregate, has not had or resulted in, and could not reasonably be expected to have or result in, a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance except, in each case, as do not result in, and could not reasonably be expected to result in, a Material Adverse Effect.

(o)           Certain Fees. No brokerage or finder’s fees or commissions or any other payment, whether in the form of cash, securities or other consideration, or any combination of the foregoing, are or will be payable, directly or indirectly, by the Company, any Subsidiary or any Affiliate thereof to any broker, financial advisor or consultant, finder, placement agent, investment banker, or other Person directly or indirectly with respect to the transactions contemplated by this Agreement or any of the other Transaction Documents, except as contemplated by the Transaction Documents (including any fees payable in connection with the Amendment (as defined below)), and the Company has not taken any action that would cause the Buyer to be liable for any such fees or commissions pursuant to any agreement or arrangement to which the Company is a party. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any claim against the Buyer relating to a breach of this representation.

(p)           Issuance or Transfer Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of the Transaction Documents or the issuance or sale by the Company of the Securities.

(q)           Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act. Neither the Company nor any of its Affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security of the Company under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require the registration of any of the Securities under the 1933 Act or cause the offering to be integrated with the other offerings for purposes of any applicable law, regulation or stockholder approval provisions. The Company is not, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980. No consent, license, permit, waiver approval or authorization of, or designation, declaration, registration or filing with, the SEC or any state securities regulatory authority is required in connection with the offer, sale, issuance or delivery of the Securities, other than the possible filing of a Form D with the SEC.

(r)            Listing and Maintenance Requirements. Except for not timely filing its Form 10-K for the year ended December 31, 2005 and not holding its annual meeting of stockholders, the Company has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Except for a letter from the Principal Market, dated September 5, 2006, reviewing the Principal Market’s continued listing criteria, since December 31, 2005, the Company has not received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(s)           Application of Takeover Protections. There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could become applicable to the Buyer solely as a result of the Buyer and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

(t)            Acknowledgment Regarding Buyer’s Purchase of Company Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives.

(u)           Intellectual Property. Except as disclosed in the Exchange Act Filings, to the knowledge of the Company, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with each of such company’s operations as currently conducted and which the failure to do so has had, or could reasonably be expected to have, a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person except as may be described in the Exchange Act Filings or as does not result in, and could not reasonably be expected to result in, a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights, in each case except as may be described in the Exchange Act Filings, or as does not result in, and could not reasonably be expected to result in, a Material Adverse Effect.

(v)           Regulatory Permits. The Company and its Subsidiaries possess adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (except where the failure to so possess such Governmental Licenses would not singly or in the aggregate have a Material Adverse Effect); the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w)          Transactions With Affiliates and Employees. Except as set forth in the Exchange Act Filings, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) exceeding $250,000, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(x)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(y)           Internal Accounting Controls. Except for material weaknesses and control deficiencies identified in Exchange Act filings or additional material weaknesses and control deficiencies that the Company may identify during the course of its 2005 audit, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)            Certificates of Designation. The Certificates of Designation have been duly authorized by the Company. Upon the filing of the Convertible Preferred Stock Certificate of Designation with the Secretary of State of the State of Delaware and the issuance and delivery of the Convertible Preferred Stock in accordance with this Agreement, the Convertible Preferred Stock will be convertible at the option of the holder thereof into the Common Stock in accordance with the terms of the Convertible Preferred Stock Certificate of Designation.

4.             COVENANTS.

(a)           Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the date hereof to the extent action is required prior to the Closing. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof.

(c)           Reporting Status. Until the date on which none of the Securities are outstanding, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination; provided that nothing in this Section 4(c) shall relieve the Company of its obligations under the Registration Rights Agreement.

(d)           Use of Proceeds; Redemption of the Existing Notes. The Company will use the proceeds from the sale of the Notes for the prepayment of existing Indebtedness (as defined in Section 3(k)(ii)) of the Company or its subsidiaries and general working capital purposes.

(e)           Limitation on New Series of Stock and Indebtedness. As long as the Notes remain outstanding, the Company shall not, without the prior written consent of the holders of the Notes representing at least a majority of the aggregate principal amount of the Notes, create or issue any series or class of stock, any promissory notes or incur other Indebtedness which ranks senior to the Notes in right of payment, whether in respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise after the date hereof, except such consent shall not be necessary for Indebtedness pursuant to the Credit Agreement (as defined below) or relating to a refinancing of the Credit Agreement and Indebtedness relating to working capital not to exceed $50,000,000 in the aggregate. As long as the Convertible Preferred Stock is outstanding, the Company shall not, without the prior written consent of two-thirds (2/3) of the holders of Convertible Preferred Stock create or issue any series or class of stock, any promissory notes or incur other Indebtedness which ranks senior to or pari passu with the Convertible Preferred in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise after the date hereof, except such consent shall not be necessary for actions taken pursuant to the Credit Agreement or in relation to a refinancing of the Credit Agreement and Indebtedness relating to working capital not to exceed $50,000,000 in the aggregate. For purposes of this Agreement, “Credit Agreement” means the Credit Agreement, dated as of December 1, 2003, as amended from time to time, among SIRVA Worldwide, Inc., a Delaware corporation, the Foreign Subsidiary Borrowers from time to time parties thereto, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent, and the other Agents parties thereto.

(f)            Shareholder Approval of Conversion Event. Provided the Notes remain outstanding, the Company shall provide each stockholder entitled to vote at the 2007 annual meeting of stockholders of the Company, which shall not be later than May 31, 2007 (the “Stockholder Meeting Deadline”), a proxy statement, which has been previously reviewed by the Buyers, soliciting each such stockholder’s affirmative vote at such stockholder meeting for approval of the issuance of the Convertible Preferred Stock and conversion of the Notes into Convertible Preferred Stock (the “Conversion Event”) as described in the Transaction Documents in accordance with applicable law and the rules and regulations of the Principal Market, and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such Conversion Event and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such proposal.

(g)           Listing Matters. The Company shall use its reasonable best efforts to maintain the Common Stock’s authorization for listing on the Principal Market. In the event that the Company is unable to maintain its Common Stock’s authorization for listing on the Principal Market, the Company shall use its reasonable best efforts to cause its Common Stock to be listed or quoted on any of the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange (the “Other Markets”).

(h)           Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions relating to or arising out of the transactions contemplated hereby for placement agents, financial advisors or brokers engaged by the Company or its Affiliates or agents. The Company shall pay, and hold the Buyers harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(i)            Disclosure of Transactions and Other Material Information. No later than one Business Day following the date hereof, the Company shall issue a press release (which has been previously approved by ValueAct Capital) disclosing the transaction (the “Press Release”). No later than four Business Days following the date hereof, the Company shall file a Current Report on Form 8-K (which has been previously reviewed by ValueAct Capital) describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the Press Release and this Agreement as exhibits to such Form 8-K (including all attachments, the “Signing 8-K Filing”). No later than four Business Days following the Closing, the Company shall file a Current Report on Form 8-K (which has been previously reviewed by ValueAct Capital) describing the consummation of the transactions contemplated by the Transaction Documents and the Amendment (as defined below) in the form required by the 1934 Act, and attaching the Certificates of Designation and the material Transaction Documents (the “Closing 8-K Filing”). Subject to the foregoing, neither the

Company nor the Buyers shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Signing 8-K Filing and the Closing 8-K Filing and contemporaneously therewith, (ii) as is required by applicable law and regulations or (iii) to explain the Company’s reasons for and business analysis behind the transactions contemplated by this Agreement and the impact of such transactions on the Company’s business. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(j)            Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises, except to the extent that the Board of Directors shall determine that the failure to do so does not have, and could not reasonably be expected to have, a Material Adverse Effect; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of the Securities.

(k)           Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, becomes, or could reasonably be expected to become, a lien upon the property of the Company or any Subsidiary and have, or be reasonably expected to have, a Material Adverse Effect; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

(l)            Fundamental Change Redemption. If a Fundamental Change Purchase Notice (as defined in the Convertible Preferred Stock Certificate of Designations) is exercised at a time when the Company is prohibited from repurchasing the Convertible Preferred Stock for cash by the terms of its Indebtedness, the Company shall use its reasonable best efforts to obtain the consent of the holders of its Indebtedness to repurchase the Convertible Preferred Stock for cash or attempt to refinance the Indebtedness to eliminate such prohibition.

5.             REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)           Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of the Notes), a register for the Notes, in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such Person. The Company shall keep the register open and available at all times during its business hours for inspection by any holder or its legal representatives.

(b)           Transfer Agent Instructions. The Company shall issue instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the applicable Buyer or any subsequent holder or their respective nominee(s), for the Convertible Preferred Stock and the Conversion Shares, if any, in such amounts as specified from time to time by the Company upon conversion of the Note or the conversion of the Convertible Preferred Stock in the form of Exhibit E attached hereto (the “Transfer Agent Instructions”). The Company warrants that no instruction other than the Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(j) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer or subsequent holder effects a sale, assignment or transfer of the Securities in accordance with Section 2(i), the Company shall permit the transfer in accordance with the provisions of this Agreement and shall promptly instruct its transfer agent to issue one or more certificates to the applicable Buyer or any subsequent holder or their respective nominee(s), if applicable, or certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Company to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Convertible Preferred Stock or Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the purchaser, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.             CONDITIONS TO CLOSING.

(a)           Conditions to the Company’s Obligations. The obligation of the Company hereunder to issue the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions; provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyers with prior written notice thereof:

(i)            Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii)           The Company shall have received the Purchase Price for the Notes being purchased by each Buyer, or in the case of the exercise of the Additional Purchase Option (as defined in 1(f)), solely from the Non-Defaulting Buyer, by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii)          The representations and warranties of the Buyers contained in the Transaction Documents shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date (other than any representation or warranty that is expressly made as of a specified date, which shall be true and correct in all material respects as of such specified date only), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

(b)           Conditions to the Buyers’ Obligation. The obligation of the Buyers hereunder to pay their respective Purchase Price to the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyers’ sole benefit and may be waived by the Buyers at any time in their sole discretion by providing the Company with prior written notice thereof:

(i)            The Company shall have executed and delivered to the Buyers each of the Transaction Documents, Certificates of Designations satisfactory to the Buyers in form, scope and substance in the forms attached as Exhibits hereto and the Notes, which Notes shall be dated as of the Closing Date.

(ii)           The Company shall have obtained an eighth amendment (the “Amendment”) to the Credit Agreement (as defined in Section 4(e)) on or prior to the Closing Deadline (as defined in Section 1(d)).

(iii)          The Company shall not have paid, or be obligated to pay, a fee or other charge in excess of $100,000 (not including legal fees) in order to effect the Amendment.

(iv)          Peter Kamin and Kelly Barlow (collectively, the “Note Directors”) shall have been elected or appointed to the Board of Directors and the Company shall have taken any necessary action to increase the size of the Board of Directors to allow such election.

(v)           A Material Adverse Effect that relates to the Company or its performance of its obligations arising under the Transaction Documents shall not have occurred, or have been disclosed in an Exchange Act Filing, between the date hereof and the Closing.

(vi)          The Buyers shall have received the opinions of Debevoise & Plimpton LLP, the Company’s counsel, Richard, Layton & Finger, P.A. and the Company’s General Counsel, each dated as of the Closing Date, in form, scope and substance satisfactory to the Buyers.

(vii)         The Company shall have delivered to the Buyers a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of the State of Delaware as of a date within 10 days of the Closing Date.

(viii)        The Company shall have delivered to the Buyers a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

(ix)           The Company shall have delivered to the Buyers a certificate executed by the Secretary of the Company and dated as of the Closing Date, in form and substance acceptable to Buyers, as to (i) the resolutions consistent with Section 3(c) as adopted by the Company’s Board of Directors in a form acceptable to the Buyers (the “Resolutions”), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

(x)            The representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of the Closing Date (other than any representation or warranty that is expressly made as of a specified date, which shall be true and correct in all material respects (or in the case of any representation and warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such specified date only), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyers shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect.

(xi)           The Company shall have delivered to the Buyers a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(xii)          The Company shall have delivered to the Buyers such other documents relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

(xiii)         Clayton, Dubilier & Rice Fund V Limited Partnership, Clayton, Dubilier & Rice Fund VI Limited Partnership, MLF and ValueAct Capital shall have executed the Stockholder Voting Agreement (attached hereto as Exhibit F).

7.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) to the extent such provision or rule is not mandatorily applicable by statute and would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of the Notes representing at least a majority of the aggregate principal amount of the Notes, or, if prior to the Closing Date, the Company and the Buyers. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. The Company has not, directly or indirectly, made any agreements with the Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Buyers have not made any commitment or promise and does not have any other obligation to provide any financing to the Company or otherwise.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

SIRVA, Inc.
700 Oakmont Lane
Westmont, IL 60559
Facsimile: (630) 468-4706
Attention: General Counsel

with a copy to:

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Facsimile: (212) 909-6836
Attention: Paul Brusiloff, Esq.

If to the Transfer Agent:

Mellon Investor Services
200 West Monroe, Suite 1590
Chicago, IL 60601
Facsimile: (312) 325-7610
Attention: Georg Drake

If to ValueAct Capital:

ValueAct Capital Master Fund, L.P.
435 Pacific Avenue, 4th Floor
San Francisco, California
Facsimile:               (415) 362-5727
Attention:              General Counsel

with a copy to:

Dechert LLP
2929 Arch Street
Philadelphia, Pennsylvania 19104

Facsimile:               (215) 992-2222
Attention:              Christopher G. Karras, Esq.

If to MLF:

MLF Offshore Portfolio Company, L.P.
455 N. Indian Rocks Road, Suite B
Belleair Bluffs, FL 33770
Attention: Matthew L. Feshbach
Fax Number: (727) 450-4959

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of the Securities representing at least a majority of the aggregate principal amount of the Notes then outstanding or a majority of the Convertible Preferred Stock then outstanding, as the case may be, including by merger or consolidation, except in accordance with the applicable provisions of the Transaction Documents with respect to which the Company is in compliance with such provisions of the Transaction Documents. A Buyer may assign, without the consent of the Company, some or all of its rights hereunder to any Person to whom such Buyer assigns or transfers Securities, or the right to acquire Securities, in accordance herewith, provided such transferee agrees in writing to be bound with respect to the transferred Securities to the provisions hereof that apply to the transferring Buyer, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 7 shall survive the Closing.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Indemnification. In consideration of the Buyers’ execution and delivery of the Transaction Documents and acquiring the Securities hereunder and thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyers and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Buyer Indemnified Liabilities”), incurred by any Buyer Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Buyer Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from other than those arising from or resulting from a misrepresentation or breach of any representation or warranty made by such Buyer Indemnitee contained in the Transaction Documents or a breach of any covenant, agreement or obligation by such Buyer Indemnitee contained in the Transaction Documents or from the gross negligence, willful misconduct or bad faith of such Buyer Indemnitee, the execution, delivery, performance or enforcement of the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 7(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(l)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Remedies. The Buyers and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of any of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of any of the Transaction Documents and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under any of the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)           Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercises their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(o)           Knowledge. For purposes of this Agreement, the terms “knowledge of the Company” or “the Company’s knowledge” means the actual knowledge of the executive officers of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SIRVA, INC.

By:	/s/ J. Michael Kirksey
Name:	J. Michael Kirksey
Title:	Senior Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

VALUEACT CAPITAL MASTER FUND, L.P.
By: VA Partners, LLC, its general partner

By:	/s/ George F. Hamel, Jr.
Name:	George F. Hamel, Jr.
Title:	Managing Member

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER:

MLF OFFSHORE PORTFOLIO COMPANY, LP
By: its general partner, MLF Cayman GP, Ltd.

By:	/s/ Matthew L. Feshbach
Name:	Matthew L. Feshbach
Title:	Director